FIDELITY CONGRESS STREET FUND

A FUND OF

FIDELITY CONGRESS STREET FUND

(A single series Trust)

SPECIAL MEETING OF SHAREHOLDERS

DECEMBER 13, 2000

11:00 A.M.

Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY CONGRESS STREET FUND

FIDELITY CONGRESS STREET FUND

(the "Fund")

was held on December 13, 2000 at 11:00 a.m. at an office of the Trust, 82 Devonshire Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Mr. Donald Kirk, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the number of shares owned. Accordingly, each shareholder is entitled to one vote for each share of the Fund held on the record date for the meeting.

Ms. Capua reported that proxies representing 64.088% of the outstanding voting securities of the trust had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated October 16, 2000

Proxy Statement dated October 16, 2000

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Ms. Capua reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of at least 99.285% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated October 16, 2000, be, and they hereby are, elected as Trustees of Fidelity Congress Street Fund.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as independent accountant of the Fund.

Ms. Capua reported that the proposal to ratify the selection of PwC as independent accountant of the Fund, as set forth in the Proxy Statement, received 162,106.860 affirmative votes of Fidelity Congress Street Fund, or 99.518% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountant of Fidelity Congress Street Fund, as set forth in the Proxy Statement dated October 16, 2000, be, and it hereby is, ratified and approved.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to applicable requirements of federal and state laws and the Trustees' continuing fiduciary duty to act in the shareholders' interests.

Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 133,494.546 affirmative votes, or 81.953% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Fund's fundamental investment limitation concerning real estate.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation concerning real estate, as set forth in the Proxy Statement, received 148,442.058 affirmative votes of Fidelity Congress Street Fund, or 91.129% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning real estate be, and it hereby is, amended, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Fund's fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 133,507.177 affirmative votes of Fidelity Congress Street Fund, or 81.961% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning diversification be, and it hereby is, amended to exclude securities of other investment companies from the limitation, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate the Fund's fundamental investment limitation concerning investment in other investment companies.

Ms. Capua reported that the proposal to eliminate the Fund's fundamental investment limitation concerning investment in other investment companies, as set forth in the Proxy Statement, received 140,547.177 affirmative votes of Fidelity Congress Street Fund, or 86.283% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning investment in other investment companies be, and it hereby is, eliminated, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate the Fund's fundamental investment limitation concerning short sales of securities and adopt a comparable non-fundamental limitation.

Ms. Capua reported that the proposal to eliminate the Fund's fundamental investment limitation concerning short sales of securities and adopt a comparable non-fundamental limitation, as set forth in the Proxy Statement, received 133,195.579 affirmative votes of Fidelity Congress Street Fund, or 81.769% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning short sales of securities be, and it hereby is, eliminated, and a comparable non-fundamental limitation be, and it hereby is, adopted, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate the Fund's fundamental investment limitation concerning margin purchases and adopt a comparable non-fundamental limitation.

Ms. Capua reported that the proposal to eliminate the Fund's fundamental investment limitation concerning margin purchases and adopt a comparable non-fundamental limitation, as set forth in the Proxy Statement, received 126,755.579 affirmative votes of Fidelity Congress Street Fund, or 77.816% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning margin purchases be, and it hereby is, eliminated, and a comparable non-fundamental limitation be, and it hereby is, adopted, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the ninth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Fund's fundamental investment limitation concerning borrowing.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation concerning borrowing, as set forth in the Proxy Statement, received 145,948.200 affirmative votes of Fidelity Congress Street Fund, or 89.598% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning borrowing be, and it hereby is, amended, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the tenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Fund's fundamental investment limitation concerning the concentration of investments in a single industry.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation concerning the concentration of investments in a single industry, as set forth in the Proxy Statement, received 140,643.915 affirmative votes of Fidelity Congress Street Fund, or 86.342% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning the concentration of investments in a single industry be, and it hereby is, amended, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the eleventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Fund's fundamental investment limitation concerning commodities.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation concerning commodities, as set forth in the Proxy Statement, received 141,497.529 affirmative votes of Fidelity Congress Street Fund, or 86.866% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning commodities be, and it hereby is, amended, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the twelfth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Fund's fundamental investment limitation concerning lending.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation concerning lending, as set forth in the Proxy Statement, received 139,381.965 affirmative votes of Fidelity Congress Street Fund, or 85.567% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning lending be, and it hereby is, amended, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the thirteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Fund's fundamental investment limitation concerning underwriting.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation concerning underwriting, as set forth in the Proxy Statement, received 140,740.108 affirmative votes of Fidelity Congress Street Fund, or 86.401% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning underwriting be, and it hereby is, amended, as set forth in the Proxy Statement dated October 16, 2000.

Mr. Dwight stated that the fourteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate the Fund's fundamental investment limitation concerning investment in securities of newly-formed issuers.

Ms. Capua reported that the proposal to eliminate the Fund's fundamental investment limitation concerning investment in securities of newly-formed issuers, as set forth in the Proxy Statement, received 126,781.502 affirmative votes of Fidelity Congress Street Fund, or 77.832% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning investment in securities of newly-formed issuers be, and it hereby is, eliminated, as set forth in the Proxy Statement dated October 16, 2000.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore